-------------------------------------------------------------------------------
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                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                              (Amendment no.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             Segue Software, Inc.
               (Name of Registrant as Specified in its Charter)


                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)Title of each class of securities to which transaction applies:
  ---------------------------------------------------------------
  (2)Aggregate number of securities to which transaction applies:
  ---------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
  ---------------------------------------------------------------
  (4) Proposed maximum aggregate value of transaction:
  ---------------------------------------------------------------
  (5) Total fee paid:
  ---------------------------------------------------------------
[_] Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)Amount previously paid:
  ---------------------------------------------------------------
  (2)Form, Schedule or Registration Statement No.:
  ---------------------------------------------------------------
  (3)Filing Party:
  ---------------------------------------------------------------
  (4)Date Filed:
  ---------------------------------------------------------------

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

                             SEGUE SOFTWARE, INC.
                               201 Spring Street
                        Lexington, Massachusetts 02421

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 4, 1999

                               ----------------

To the Stockholders of Segue Software, Inc.

  NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Segue Software, Inc., a Delaware corporation (the "Company"), will be held on Friday, June 4, 1999 at 10:00 a.m. at the Conference Center of Goodwin, Procter & Hoar LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109 for the following purposes:

  1. To elect six members to the Board of Directors to hold office until the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

  2. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP, as the Company's independent public accountants for the fiscal year ending December 31, 1999; and

  3. To consider and act upon any other matters that may be properly brought before the Annual Meeting and at any adjournments or postponements thereof.

  Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

  The Board of Directors has fixed the close of business on April 9, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, par value $.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least 10 days prior to the Annual Meeting at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109.

  All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card, which is being solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed pre-addressed, postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          By Order of the Board of Directors

                                          Jeffrey C. Hadden
                                          Secretary

Lexington, Massachusetts
May 7, 1999

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                             SEGUE SOFTWARE, INC.

                               201 Spring Street

                        Lexington, Massachusetts 02421

                               ----------------

                                PROXY STATEMENT

                               ----------------

                    FOR 1999 ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held on June 4, 1999

                                                                    May 7, 1999

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Segue Software, Inc., a Delaware corporation (the "Company"), of proxies, in the accompanying form, to be used at its 1999 Annual Meeting of Stockholders to be held at the Conference Center of Goodwin, Procter & Hoar LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109 on Friday, June 4, 1999 at 10:00 a.m., and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon the election of six members of the Board, to consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants, and to consider and act upon any other matters properly brought before them.

  This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to the stockholders of the Company on or about May 7, 1999. The Board has fixed the close of business on April 9, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them. As of the Record Date, there were 9,025,492 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

  The presence, in person or by proxy, of holders of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker votes (as defined below) will be counted as present in determining the presence of a quorum. The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to approve each proposal, other than the election of directors, which requires a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes will be disregarded in determining the "votes cast" for purposes of electing directors and will not affect the election of the candidates receiving a plurality of votes. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

  Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed, postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the six nominees for director of the Company named in this Proxy Statement and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. Unless other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

  A stockholder of record may revoke his or her proxy at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. A stockholder of record who has executed a proxy but is present at the Annual Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. The presence (without further action) of a stockholder at the Annual Meeting will not constitute a revocation of a previously given proxy.

  The Company's 1998 Annual Report to Stockholders (the "Annual Report"), including financial statements for the fiscal year ended December 31, 1998 ("Fiscal 1998"), is being mailed to stockholders with this Proxy Statement, but does not constitute a part hereof.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

Introduction

  The Company's By-Laws (the "By-laws") provide for the Company's business to be managed by or under the direction of the Board. Directors serve in office until the next annual meeting of stockholders and until their successors have been elected and qualified. On March 8, 1999, in connection with the Annual Meeting, the Board nominated James H. Simons, Stephen B. Butler, Leonard E. Baum, Ronald D. Fisher, John R. Levine, and Howard L. Morgan to serve as directors (the "Nominees"). Each of the Nominees is currently serving as a director of the Company. The Board anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board may recommend. The Board will consider a nominee for election to the Board recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the By-laws. See "Other Matters--Stockholder Proposals" for a summary of these requirements.

Vote Required For Approval

  A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a director of the Company.

Recommendation

  The Board unanimously recommends a vote FOR the Nominees.

Information Regarding the Nominees and Executive Officers

  The following biographical descriptions set forth certain information with respect to the Nominees for election as directors at the Annual Meeting and the executive officers who are not directors, based on information furnished to the Company by each director and officer. The following information is as of April 1, 1999.

 Nominees for Election as Directors

  James H. Simons has been Chairman of the Board since 1992 and a director since 1988. Since 1982, Dr. Simons has been the President and Chairman of Renaissance Technologies Corp. Dr. Simons also is a member of the Board of Directors of the following publicly field companies: Cylink Corp., Franklin Electronic Publishers, Inc. and Kentek Information Systems, Inc. He is 60 years old.

  Stephen B. Butler has served as Chief Executive Officer and as a director of the Company since September 5, 1997. Mr. Butler was elected to the office of President in January 1998. Prior to joining the Company, Mr. Butler served as President and Chief Executive Officer of TriQuest Design Automation Inc., an electronic design automation company, from October 1995 to July 1997. Prior to that, Mr. Butler held senior management positions at Quickturn Design Systems, Inc., an electronic design automation company where he served as Senior Vice President of Sales, Marketing and Support from May 1993 until July 1995, and as Vice President of Sales from July 1991 until May 1993. He is 42 years old.

  Leonard E. Baum has been a director of the Company since 1992. Dr. Baum is currently an officer of three investment firms, Curfin International Ltd. and Rieton Corporation, of which he has served as President since 1980 and 1993, respectively, and Lebam Advisers, Inc., of which he has served as Vice President and a director since 1979. In addition, Dr. Baum has been a securities and commodities trader for Zeta Partners and a trustee of Lebam Advisers Pension Plan and Trust since 1993. He is 67 years old.

  Ronald D. Fisher has been a director of the Company since March 1997. Since October 1995, Mr. Fisher has been the Vice Chairman of Softbank Holdings, Inc., an investment firm. From January 1990 to September 1995, he was the Chief Executive Officer of Phoenix Technologies Ltd., a software company. Mr. Fisher also is a member of the Board of Directors of each of the following publicly held companies: Phoenix Technologies Ltd. and Ziff-Davis, Inc. He is 51 years old.

  John R. Levine has been a director of the Company since 1992. Since 1991, Dr. Levine has been employed by I.E.C.C., an Internet and computer services consulting company. He is 44 years old.

  Howard L. Morgan has been a director of the Company since 1992. Since June 1989, Dr. Morgan has been the President of The Arca Group, Inc., a high technology consulting and investment management firm and since January 1999 he has also been a general partner of IdeaLabs, an Internet company incubator. Dr. Morgan serves on the Board of Directors of the following publicly held companies: Cylink Corp., Franklin Electronic Publishers, Inc., Infonautics Inc. and Kentek Information Systems, Inc. He is 53 years old.

 Executive Officers Who Are Not Directors

  Carl D. Blandino has served as Chief Financial Officer and Senior Vice President of Administration of the Company since July 1998. Prior to joining the Company, Mr. Blandino served as Vice President, Finance and Chief Financial Officer of Per-Se' Technologies, a division of Medaphis Corporation from April 1997 until he joined the Company. Prior to that, Mr. Blandino served as Senior Vice President and Chief Financial Officer from September 1992 until May 1997 at Online Resources and Communications Corporation. He is 49 years old.

  Anthony G. Kolish joined the Company in September 1995 and has served as Senior Vice President of Services since February 1998. Prior to that, Mr. Kolish served as Vice President of Services, Director of Marketing Strategy and Director of Product Management. Prior to joining the Company, Mr. Kolish served as Senior Systems Manager at Fidelity Investments from January 1994 until August 1995. He is 39 years old.

  Alexander M. Levi joined the Company in December 1997 as Senior Vice President of International Operations and has served as Senior Vice President of Worldwide Operations since October 1998. Prior to that, Mr. Levi served in a variety of roles at Quickturn Design Systems, Inc., an electronic design automation company, from February 1991 until he joined the Company. Mr. Levi's most recent role at Quickturn Design Systems was that of Vice President of Asia Pacific Operations, which he held from October 1996 until he joined the Company. He is 41 years old.

  Michael D. Maggio joined the Company in October 1991 and has served as Senior Vice President of Marketing since February 1998 and as General Manager since January 1999. He served as Vice President of Business Development for the Company from January 1995 to January 1997. From June 1993 to December 1994, Mr. Maggio served as the Director, Eastern Region in the Company's sales organization, and from 1991 to June 1993 as the Vice President of Development. He is 37 years old.

Meetings and Committees of the Board of Directors

  Meeting Attendance. During Fiscal 1998, there were seven meetings of the Board, and the various committees of the Board met a total of 11 times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during Fiscal 1998.

  Audit Committee. The Board has established an Audit Committee which met a total of four times in Fiscal 1998. The current members of the Audit Committee are Mr. Levine and Dr. Morgan. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

  Compensation Committee. The Board has also established a Compensation Committee which met a total of seven times during Fiscal 1998. The current members of the Compensation Committee are Dr. Simons and Dr. Morgan, who are both non-employee directors. The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures. The Compensation Committee also administers the Company's 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan (the "1996 Option Plan"), the Company's 1998 Employee Stock Option Plan (the "1998 Option Plan," and together with the 1996 Option Plan, the "Option Plans") and the Company's 1996 Employee Stock Purchase Plan. In administering the Option Plans, the Compensation Committee determines the options to be issued to eligible persons under the Option Plans and prescribes the terms and provisions of such options. In addition, the Compensation Committee construes and interprets the Option Plans and issuances thereunder, and establishes, amends and revokes rules and regulations for administration of the Option Plans.

  The Board does not have a standing nominating committee. The full Board performs the function of such a committee.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

  Directors. No directors of the Company receive compensation for their services as directors or as members of any of the committees of the Board. All non-employee directors are reimbursed for travel and other related expenses incurred in attending meetings of the Board or meetings of any of the committees of the Board. Pursuant to the 1996 Option Plan, each non-employee director who becomes a member of the Board after April 2, 1996 receives a non-qualified stock option to purchase up to 12,000 shares of Common Stock, which option will vest over three years with 2,000 shares vesting after an initial six months of service and 1,000 shares vesting every three months thereafter assuming such non-employee director continues to serve on the Board. After serving on the Board for three years, such director shall receive on each anniversary of such director's appointment to the Board, a non-qualified stock option to purchase up to 4,000 shares of Common Stock, with 2,000 shares vesting after six months and 1,000 shares every three months thereafter assuming continued Board membership.

  Non-employee directors who were serving on the Board as of April 2, 1996 received, and will receive on each anniversary of such date, a non-qualified stock option to purchase up to 4,000 shares of Common Stock, with 2,000 shares vesting after six months and 1,000 shares every three months thereafter assuming such non-employee director continues to serve on the Board. Non-qualified stock options granted to non-employee directors pursuant to the 1996 Option Plan will have an exercise price equal to the fair market value of shares of Common Stock on the date of grant and will have a ten-year term.

  Executive Officers. The following table provides certain information for the fiscal years ended December 31, 1996, 1997 and 1998 concerning compensation awarded to the Company's Chief Executive Officer and each of the four other most highly compensated persons who were serving as executive officers of the Company as of December 31, 1998 (collectively, the "Named Executive Officers") for services rendered to the Company in all capacities.

                          Summary Compensation Table

                                                           Long-Term
                                                          Compensation
                                     Annual Compensation     Awards
                                     -------------------- ------------
                                              Commissions  Securities
                                                  and      Underlying   All Other
Name and Principal Position  Year     Salary    Bonuses     Options    Compensation
---------------------------  ----    -------- ----------- ------------ ------------
Stephen B. Butler........    1998    $212,500   $52,300         --         $--
 President and Chief
  Executive Officer          1997(1)   62,949       --      400,000         --
                             1996         --        --          --          --

Stewart A. Bush(2).......    1998     120,000   130,148         --          --
 Vice President of North
  American Sales             1997(3)   22,308    11,969         --          --
                             1996         --        --          --          --

Alexander M. Levi........    1998(4)  148,962    71,359         --          --
 Senior Vice President of
  Worldwide                  1997         --        --          --          --
 Sales                       1996         --        --          --          --

Michael D. Maggio........    1998     137,500    14,414      20,000         --
 Senior Vice President of
  Marketing                  1997     112,250    28,012      10,000         --
                             1996     110,000    24,038      10,000         --

Jeannine A. Bartlett(5)..    1998     151,250    14,414      25,000         --
 Vice President of
  Research and
  Development                1997(6)   26,500     3,750         --          --
                             1996         --        --          --          --

--------
(1) Mr. Butler was appointed Chief Executive Officer of the Company on September 5, 1997.
(2) Mr. Bush resigned from the Company in March 1999.
(3) Mr. Bush joined the Company in October 1997.
(4) Mr. Levi joined the Company in December 1997 as Senior Vice President of International Operations, however, Mr. Levi did not receive any compensation until January 1998. Mr. Levi has served as Senior Vice President of Worldwide Operations since October 1998.
(5) Ms. Bartlett resigned from the Company in February 1999.
(6) Ms. Bartlett joined the Company in June 1997.

  Option Grants in Last Fiscal Year. The following table sets forth information regarding each stock option granted during Fiscal 1998 to each of the Named Executive Officers. The potential realizable values that would exist for the respective options are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date of grant over the full term of the option. Actual gains, if any, on stock options, exercises and Common Stock holdings are dependent on the future performance of the Common Stock.

                       Option Grants In Last Fiscal Year

                                                                              Potential Realizable Value
                                                                                   at Assumed Annual
                         Number of  Percent of Total                                Rates of Stock
                         Securities     Options                                   Price Appreciation
                         Underlying    Granted to      Exercise                   for Option Term(2)
                          Options     Employees in   or Base Price Expiration ---------------------------
                         Granted(1)   Fiscal Year      Per Share      Date         5%            10%
                         ---------- ---------------- ------------- ---------- ------------- -------------
Stephen B. Butler.......        0             0         $    0            0   $           0 $           0

Stewart A. Bush.........        0             0              0            0               0             0

Alexander M. Levi.......        0             0              0            0               0             0

Michael D. Maggio.......   20,000        1.8753         12.125      2/25/08         152,507       386,482

Jeannine A. Bartlett....   25,000           2.3          10.50      2/23/08         165,085       418,357

--------
(1) Unless otherwise indicated, the options become exercisable in four equal annual installments, commencing on the first anniversary of the grant date. Options are subject to the employee's continued employment. The options terminate ten years after the grant date, subject to earlier termination in accordance with the Option Plans and the applicable option agreement.
(2) The amounts shown as potential realizable value illustrate what might be realized upon exercise immediately prior to expiration of the option term using the 5% and 10% appreciation rates established in regulations of the Securities and Exchange Commission, compounded annually. The potential realizable value is not intended to predict future appreciation of the price of the Company's Common Stock. The values shown do not consider nontransferability, vesting or termination of the options upon termination of employment.

  Option Exercises and Year-End Holdings. The following table sets forth the shares of Common Stock acquired and the value realized upon exercise of stock options during Fiscal 1998 by each of the Named Executive Officers and certain information concerning stock options held by the Named Executive Officers as of December 31, 1998.

              Aggregate Option Exercises in Last Fiscal Year and
                            Year-End Option Values

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                                                       Options            In-The-Money Options
                           Shares               at Fiscal Year-End(1)      at Fiscal Year-End
                         Acquired on  Value   ------------------------- -------------------------
          Name            Exercise   Realized                           Exercisable/Unexercisable
          ----           ----------- -------- Exercisable/Unexercisable -------------------------
Stephen B. Butler.......        0    $      0      100,000/300,000        $1,035,000/$3,105,000

Stewart A. Bush.........        0           0       12,501/ 37,499           135,948/   407,802

Alexander M. Levi.......        0           0       15,625/ 46,875           150,391/   451,172

Michael D. Maggio.......   10,500     138,750       44,125/ 40,000           421,875/   726,313

Jeannine A. Bartlett....        0           0        6,250/ 43,750            52,031/   399,844

--------
(1) Based on the fair market value of the Common Stock of $20.25 per share, the price of the last reported trade of the Common Stock on the Nasdaq National Market on December 31, 1998, less the option exercise price per share. Options are in-the-money if the fair market value of the shares covered thereby is greater than the option exercise price.

Employment Contracts and Change of Contracts Arrangements

  Each of the Named Executive Officers has entered into a non-competition, non-solicitation, non-disclosure and assignment of inventions agreement with the Company (the "Non-Compete Agreement"), which restricts such officer from competing with the Company and from soliciting, diverting or attempting to solicit or divert any customers or employees of the Company during the term of the officer's employment and for one year after termination of such employment. The Non-Compete Agreement also obliges the Named Executive Officer not to reveal any trade secrets or confidential information of the Company during the term of the officer's employment and for five years after termination of such employment. The Non-Compete Agreement requires the Named Executive Officers to assign to the Company all right and interest in any intellectual property related to the business of the Company and developed by the officer during the term of the officer's employment with the Company.

  In February 1998, the Board adopted a policy that provides for the payment of severance benefits to, and the acceleration of the vesting of stock options held by, certain executive officers of the Company, including certain of the Named Executive Officers, in the event that such officer's employment with the Company or any successor entity is terminated either by the Company without cause (as defined) or by the officer for good reason (as defined) within the first year after a change in control (as defined) of the Company.

Stock Performance Graph

  The following graph provides a comparison of cumulative total stockholder return for the period from March 28, 1996 (the date on which the Common Stock was first publicly traded) through December 31, 1998, among the Company, the Nasdaq National Market-US Companies Index (the "Nasdaq-US Index") and the Center for Research in Security Prices ("CRSP") Computer and Data Processing Stocks Index (the "Peer Group Index," an index of Nasdaq National Market traded companies (both domestic and foreign) with Standard Industrial Classification Code Numbers from 7370 to 7379). The Stock Performance Graph assumes an investment of $100 in each of the Company and the two indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance. Data for the Nasdaq-US Index and the Peer Group Index was provided to the Company by CRSP.


                             [GRAPH APPEARS HERE]


                                       06/28/96      12/31/96       06/30/97        12/31/97
                                       --------      --------       --------        --------
Segue Software, Inc.                    100.0           84.9           50.6            94.2
Nasdaq Stock Market (US Companies)      100.0          118.3          145.1           204.4
Nasdaq Computer and Data Processing
  Stocks                                100.0          118.7          145.8           260.3

                       COMPENSATION COMMITTEE REPORT ON
                            EXECUTIVE COMPENSATION

  The Compensation Committee of the Board consists of James H. Simons, Chairman and Howard L. Morgan. Dr. Simons and Dr. Morgan are both non-employee directors.

  The Compensation Committee establishes salaries, incentives and other forms of compensation for officers of the Company and administers the incentive compensation and benefit plans of the Company. These plans include the Option Plan and the Stock Purchase Plan. The members of the Compensation Committee have prepared the following report on the Company's executive compensation policies and philosophy for Fiscal 1998.

General

  The Compensation Committee (the "Committee") of the Board is composed of two independent outside directors. There are no insiders on the Committee and there are no Committee members with interlocking relationships with the Company. The Chief Executive Officer ("CEO") and the Chief Financial Officer ("CFO") of the Company are invited to attend and participate in Committee meetings from time to time, except when their compensation is being discussed. The CEO makes recommendations to the Committee regarding compensation for all other executive officers and for any incentive bonuses for all other employees. Base pay, discretionary year-end bonus payments and commission payments to sales employees are determined by the CEO in conjunction with other members of the management team. The Compensation Committee considers the CEO's recommendations, approves or revises them, and submits its conclusions to the Board. The Board has final authority regarding executive compensation and any incentive bonus compensation for all other employees.

Compensation Philosophy

  In recognition that the recruitment of personnel in the computer software industry is highly competitive, the Company's compensation policies, both for executive and non-executive employees, are structured to attract and retain highly skilled technical, marketing, sales and management personnel. The Committee and the Board believe that the compensation of the Company's executive officers should be significantly influenced by the Company's performance. Accordingly, the Company's practice has been to establish base cash salaries at levels deemed appropriate by the Committee based on historic Company compensation levels and the Committee's experience and knowledge as to compensation levels at other companies. In assessing compensation levels, the Committee has periodically reviewed industry specific compensation surveys and consulted with the Company's Human Resources Department.

  The Committee has established a formal bonus program for the executive officers for the year ended December 31, 1999 ("Fiscal 1999"). Under the program, each executive officer's individual potential bonus is initially based on the Company achieving certain quarterly and annual revenue and profitability goals. If such revenue and profitability goals are achieved by the Company, then each executive officer's actual bonus is adjusted based on the attainment of certain individually tailored goals. The total available pool for the bonus program for the executive officers for Fiscal 1999 is $650,000. The bonus pool allocated to the executive officers is based on the Committee's evaluation of historical performance and discussions with the CEO.

  The Company also maintains the Option Plan to provide long-term incentives to maximize stockholder value by rewarding employees for the long-term appreciation of the Company's share price. Stock options are typically subject to four-year vesting. Generally, option grants are made to employees in connection with their initial hire. The Board also approves option grants in connection with a significant change in responsibilities, as a reward for outstanding performance, and to provide incentives for continued employment. The number of shares subject to each stock option granted is based on anticipated future contribution and the ability of the individual to affect corporate results.

  The total compensation for the Named Executive Officers is described in this Proxy Statement starting on page 4 and the compensation for Mr. Butler is also discussed below.

Compensation of the Chief Executive Officer

  Stephen B. Butler. Mr. Butler was elected as CEO effective as of September 5, 1997 with an annual base salary of $200,000. This annual base salary was determined by the Committee and was based on its review of competitive compensation survey data and an evaluation of the Company's historical practices and internal salary structures. Mr. Butler's annual base salary was increased to $250,000 effective October 1, 1998. In addition, Mr. Butler was awarded a $52,300 bonus for Fiscal 1998.

  Mr. Butler was not awarded any stock options in Fiscal 1999.

Internal Revenue Code Section 162(m)

  Section 162(m) of the Internal Revenue Code of 1986, as amended, places a per-person limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's most highly compensated officers. Section 162(m) does not, however, disallow a deduction for the qualified "performance based compensation" the material terms of which are disclosed to and approved by stockholders. The Company does not anticipate that the compensation for any of the Named Executive Officers will exceed $1,000,000 in the current taxable year, but intends to take appropriate action to comply with such regulations, if applicable, in the future.

                                          James H. Simons
                                          Howard L. Morgan

                       COMPENSATION COMMITTEE INTERLOCKS
                AND INSIDER PARTICIPATION; CERTAIN TRANSACTIONS

  No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Committee.

                     SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information as of April 1, 1999 concerning the ownership of Common Stock by (i) each person or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the Named Executive Officers, (iii) each director and nominee for director of the Company and (iv) all directors and executive officers as a group (10 persons). Except as otherwise indicated, each person listed below has sole voting and investment power over the shares of Common Stock shown as beneficially owned.

                                              Shares Beneficially Owned(1)
                                              -------------------------------
     Name and Address**                           Number          Percent
     ------------------                       ---------------- --------------
     James H. Simons(2)......................          830,663          9.2 %
      Renaissance Technology Corp.
      800 Third Avenue
      New York, New York 10022
     BankAmerica Corporation(3)..............          534,400          5.9
      100 North Tryon Street
      Charlotte, NC 28255
     Stephen B. Butler(4)....................          100,000          1.2
     Leonard E. Baum(5)......................          139,863          1.5
     Ronald D. Fisher(6).....................           40,425            *
     John R. Levine(7).......................          173,118          1.9
     Howard L. Morgan(8).....................           37,000            *
     Stewart A. Bush(9)......................           20,001            *
     Alexander M. Levi(10)...................           15,625            *
     Michael D. Maggio(11)...................           39,125            *
     Jeanine A. Bartlett(12).................           12,500            *
     All Directors and Executive Officers as
      a group (10 Persons)...................        1,408,320         15.2 %

--------
 * Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.
** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.
(1) The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at April 1, 1999 (9,025,492 shares), plus shares of Common Stock subject to stock options held by each listed beneficial owner that are currently exercisable or exercisable within 60 days following April 1, 1999.
(2) Includes (i) 22,000 shares of Common Stock which may be purchased within 60 days of April 1, 1999 upon the exercise of stock options and (ii) 706,973 shares of Common Stock owned by Bermuda Trust Company, as Trustee of the Lord Jim Trust (a trust of which Dr. Simons and the members of his family are the beneficiaries) but as to which Dr. Simons disclaims beneficial ownership.
(3) Based solely on a Schedule 13G filed on behalf of BankAmerica Corporation ("BankAmerica") with the Securities and Exchange Commission on February 1, 1999. According to such Schedule 13G, BankAmerica was the beneficial owner of 534,400 shares of Common Stock.
(4) Shares of Common Stock which may be purchased within 60 days of April 1, 1999 upon the exercise of stock options.
(5) Includes (i) 22,000 shares of Common Stock which may be purchased within 60 days of April 1, 1999 upon the exercise of stock options and (ii) 87,836 shares of Common Stock held by Lebam Advisors Pension Plan, of which Dr. Baum is one trustee of three trustees and shares voting and investment power over such shares, but as to which Dr. Baum disclaims beneficial ownership.
(6) Includes (i) 8,000 shares of Common Stock which may be purchased within 60 days of April 1, 1999, (ii) 5,000 shares of Common Stock held by Mr. Fisher's spouse as to which Mr. Fisher disclaims beneficial ownership, (iii) 2,500 shares of Common Stock held by Mr. Fisher as nominee for his brother as to which Mr. Fisher disclaims beneficial ownership, and (iv) 11,500 shares of Common Stock held by the Fisher Family Trust, of which Mr. Fisher's wife is the trustee, but as to which Mr. Fisher also disclaims beneficial ownership.
(7) Includes 22,000 shares of Common Stock which may be purchased within 60 days of April 1, 1999 upon the exercise of stock options.
(8) Includes (i) 12,000 shares of Common Stock which may be purchased within 60 days of April 1, 1999 upon the exercise of stock options, and (ii) 5,000 shares of Common Stock held by the Eleanor Howard Morgan Family Foundation, of which Mr. Morgan is a trustee and shares voting and investment power over such shares, but as to which Mr. Morgan disclaims beneficial ownership.
(9) Includes 11,501 shares of Common Stock which may be purchased within 60 days of April 1, 1999 upon the exercise of stock options.
(10) Shares of Common Stock which may be purchased within 60 days of April 1, 1999 upon the exercise of stock options.
(11) Shares of Common Stock which may be purchased within 60 days of April 1, 1999 upon the exercise of stock options.
(12) Shares of Common Stock which may be purchased within 60 days of April 1, 1999 upon the exercise of stock options.

                      PROPOSAL 2: APPROVAL OF INDEPENDENT
                              PUBLIC ACCOUNTANTS

  The Company has appointed the accounting firm of PricewaterhouseCoopers LLP to serve as the Company's independent public accountants for the fiscal year ending December 31, 1999. PricewaterhouseCoopers LLP has served the Company in such capacity since 1992. The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

  In the event that ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants is not obtained at the Annual Meeting, the Board will reconsider its appointment.

Vote Required For Approval

  A quorum being present, the affirmative vote of a majority of the votes cast is necessary to ratify the appointment of the independent public accountants.

Recommendation

  The Board unanimously recommends a vote FOR the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market, Inc. officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) of the Exchange Act during Fiscal 1997, Form 5 and amendments thereto furnished to the Company with respect to Fiscal 1998 and written representations to the Company that no other reports were required during, or with respect to, Fiscal 1998, all Section 16 filing requirements applicable to the Company's executive officers and directors, and persons who are more than 10% of a registered class of the Company's equity securities were satisfied.

                                 OTHER MATTERS

Expenses of Solicitation

  The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

Stockholder Proposals

  Any stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act and intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company on or before January 6, 1999 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board in connection with such meeting.

  Any stockholder proposals intended to be presented at the Company's 2000 Annual Meeting, other than a stockholder proposal submitted pursuant to Rule 14a-8 of the Exchange Act, must be received in writing by the Secretary of the Company at the principal executive office of the Company no later than the close of business on April 5, 2000, nor prior to March 6, 2000, together with all supporting documentation required by the Company's By-laws.

Other Matters

  The Board does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1998 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 1999, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO CARL D. BLANDINO, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, SEGUE SOFTWARE, INC., 201 SPRING STREET, LEXINGTON, MASSACHUSETTS 02421.

  REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                                          By order of the Board of Directors:

                                          Jeffrey C. Hadden
                                          Secretary

Lexington, Massachusetts
May 7, 1999

                              SEGUE SOFTWARE, INC.
                               201 SPRING STREET
                         LEXINGTON, MASSACHUSETTS 02421
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 4, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Stephen B. Butler, Carl D. Blandino and Jeffrey C. Hadden, and each of them, as proxies of the undersigned (the "Proxies"), with full power to substitute, and authorizes each of them to represent and to vote all shares of common stock, par value $.01 per share, (the "Common Stock") of Segue Software, Inc. (the "Company") held by the undersigned at the close of business on April 9, 1999, at the 1999 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held at the offices of Goodwin, Procter & Hoar LLP at Exchange Place, 53 State Street, Boston, Massachusetts 02109 on Friday, June 4, 1999 at 10:00 a.m., Boston time, and at any adjournments or postponements thereof. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the 1998 Annual Report to Stockholders.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE UNDERSIGNED'S VOTE WILL BE CAST "FOR" THE PROPOSALS IN PARAGRAPHS 1 AND 2. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. A stockholder wishing to vote in accordance with the recommendation of the Board of Directors of the Company need only sign and date this Proxy and return it to the Company. PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1. Proposal to elect James H. Simons, Stephen B. Butler, Leonard E. Baum, Ronald D. Fisher, John R. Levine and Howard L. Morgan as directors of the Company, to hold office until the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.
[_] FOR ALL    [_] WITHHELD FOR ALL ________________________________
                                    Withheld as to the nominees noted above
                  CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999.
[_] FOR    [_] AGAINST    [_] ABSTAIN
3. In their discretion, the Proxies are authorized to vote upon any other matter that may be properly brought before the Annual Meeting and at any adjournments or postponements thereof.

                                    ___________________________________________
                                    Signature

                                    ___________________________________________
                                    Signature

                                    ___________________________________________
                                    Date

                                    For joint accounts, each owner should
                                    sign. Executors, administrators, trustees, corporate officers and others acting in a representative capacity should give full title or authority.